UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012 (August 17, 2012)

VANGUARD HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 665-6000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 17, 2012, pursuant to the Vanguard Health Systems, Inc. Annual Incentive Plan, the Compensation Committee of the Board of Directors of Vanguard Health Systems, Inc. (the “Company”) adopted the specific cash bonus program for the Company’s fiscal year ending June 30, 2013 (the “2013 Incentive Plan”) applicable to, among others, the Company’s named executive officers. Under the 2013 Incentive Plan, the Company’s executive officers, including its named executive officers (other than Michael Duggan, who is a Market President and thus considered an operating officer), will be eligible to receive a cash bonus payment equal to a certain percentage of base salary based upon the Company’s achievement in fiscal 2013 of specific performance targets established by the Compensation Committee. For the 2013 Incentive Plan, target awards for our corporate officers will be based 60% upon the Company achieving a consolidated Adjusted EBITDA (as defined in the Company’s periodic filings with the Securities and Exchange Commission) performance level goal, 20% upon the Company achieving a consolidated free cash flow (defined as Adjusted EBITDA less certain capital expenditures, except those construction projects which we are allowed to exclude from our covenant limiting our annual capital expenditures found in the Company’s principal credit agreement, plus a working capital component) performance level goal and 20% upon the Company achieving an earnings per share goal. For operating officers, such as the Company’s Market Presidents, target awards will be 60% upon the hospitals in such operating officer’s market (“Market”) achieving certain financial performance goals (which relate to Adjusted EBITDA, free cash flow, net revenue, labor expense per adjusted discharge and supply chain expense per adjusted discharge), 15% upon achieving certain experience goals (which relate to patient satisfaction and employee engagement), 15% upon achieving certain quality and safety goals and 10% upon achieving a certain growth goal relating to surgical procedures.

The Compensation Committee determined a target award for each executive officer and designated the performance level required to earn each target award. The Compensation Committee also determined threshold performance levels at which minimum awards are earned and performance levels that result in maximum awards to be paid. The thresholds represent the performance levels below which no bonus may be paid with respect to a particular performance measure.

Under the 2013 Incentive Plan, the target percentages of base salary set for fiscal 2013 and the threshold, target and maximum payments (expressed as a percentage of base salary) for each of the named executive officers (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers previously included in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission) will be as follows:

Percentage of Base Salary	Charles N. Martin, Jr.	Phillip W. Roe	Bradley A. Perkins	Michael E. Duggan	Kent H. Wallace
Target	120%	100%	100%	90%	100%
Threshold	24%	20%	20%	18%	20%
Maximum	180%	150%	150%	140%	150%

For corporate officers, a threshold award of 20% of the target award relating to Adjusted EBITDA, free cash flow and earnings per share goals would be payable upon the Company reaching 96% of each of the Adjusted EBITDA, free cash flow and earnings per share goals, with increasing payout levels of 40% to 80% of the target award payable upon the Company reaching 97% to 99% of each of such goals (in each case calculated in evenly graduated increments). For corporate officers, maximum awards of an aggregate of 150% of the target awards relating to Adjusted EBITDA and free cash flow would be payable upon the Company reaching 105% of each of the Adjusted EBITDA and free cash flow goals, with increased awards of 110% to 140% of the target awards payable upon the Company reaching 101% to 104% of such goals (in each case calculated in evenly graduated increments), and maximum awards of an aggregate of 150% of the target awards relating to earnings per share would be payable upon the Company reaching 110% of the earnings per share goal, with increased awards of 105% to 145% of the target awards payable upon the Company reaching 101% to 109% of such goal (in each case calculated in evenly graduated increments).

For operating officers, a threshold award of 20% of the target award relating to Adjusted EBITDA, free cash flow and net revenue would be payable upon the Market reaching 96% of each of the Adjusted EBITDA, free cash flow and net revenue goals, with increasing payout levels of 40% to 80% of the target award payable upon the Market reaching 97% to 99% of each of such goals (in each case calculated in evenly graduated increments); however, operating officers will not be eligible for any cash bonus if their Market does not achieve at least 90% of the target Market Adjusted EBITDA goal. For operating officers, if the Market exceeds the Adjusted EBITDA and free cash flow targets, then each such officer is eligible to receive a maximum award in an amount equal to 1% of the excess, up to a maximum award of 25% of such officer’s base salary related to Market Adjusted EBITDA and 25% of such officer’s base salary related to Market free cash flow. In addition, operating officers are eligible to earn a percentage of the target award for (i) the experience goals based upon their Market’s achievement of three goals relating to patient satisfaction and one goal related to employee engagement, (ii) the quality and safety goals based upon their Market’s achievement of five goals relating to quality and safety, (iii) the growth goal based upon their Market’s achievement of a certain goal pertaining to outpatient surgeries, (iv) the labor expense per adjusted discharge goal based upon their Market’s achievement of a certain labor expense goal and (iv) the supply chain expense per adjusted discharge supply expense goal based upon their Market’s achievement of a certain supply chain expense goal, with payout levels ranging from 25% to 100% of the target award based on the Market’s achievement of different performance levels. Further, operating officers may receive an additional bonus equal to 10% of their base salaries based (a) half upon the Company achieving its consolidated Adjusted EBITDA goal and (b) half upon the Company achieving its free cash flow goal.

The Compensation Committee has the discretion to adjust the annual performance targets during the year in the event of acquisitions and divestitures, restructured or discontinued operations, or other extraordinary or unusual events occurring during the year. Also, the Company’s Chief Executive Officer may, in his or her sole discretion, reduce an award earned by an executive officer if this individual concludes that such executive officer has at any time during his or her employment with the Company failed to exhibit business or personal behavior in compliance with the Company’s Code of Business Conduct and Ethics, the Company’s Compliance Manual, any of the Company’s legal, accounting and human resources policies or applicable law or regulations.

The awards earned by the Company’s executive officers for fiscal year 2013 will be paid in September 2013, except that the amounts earned in excess of 100% of the target awards will be paid as follows: 1/3 in September 2013, 1/3 in September 2014, and 1/3 in September 2015. The executive officer must be employed at the time of payment to receive any amount payable under the 2013 Incentive Plan, including any deferred payments in excess of 100% of the target award, unless, prior to either the second or the third payment date, the executive officer has been terminated without “cause” or resigns for “good reason”, in each case following a “change of control” (as each such term is defined in the executive officer’s employment agreement or severance protection agreement, as the case may be). However, if an executive officer’s employment is terminated before the payment date for any reason except discharge for cause or voluntary termination, the executive may receive a portion of his or her award if so determined by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012	VANGUARD HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ James H. Spalding
James H. Spalding
Executive Vice President, General Counsel and Secretary